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                            IRREVOCABLE DEED OF TRUST
                            -------------------------

                      Made this 2nd day of November, 1998.

        CENTRAL SPRINKLER CORP., a Pennsylvania corporation, with offices at 451 North Cannon Avenue, Lansdale, Pa., 19446, and CENTRAL SPRINKLER CO., a Pennsylvania corporation with offices at 451 North Cannon Avenue, Lansdale, Pa., 19446 (hereinafter collectively and individually referred to as "CENTRAL") as Settlors, and MELLON BANK N.A., a national banking association authorized and engaged in the trust business in the Commonwealth of Pennsylvania, as the Trustee, hereby agree as follows:

FIRST:        BACKGROUND

     (A) CENTRAL and the Staff of the United States Consumer Product Safety Commission ("Staff") have entered into a Consent Agreement dated October 2, 1998, and filed at CPSC Docket No. 98-2 (hereinafter called the "Consent Agreement"), to resolve the matters set forth in the Administrative Complaint filed on March 3, 1998 by the United States Consumer Product Safety Commission (hereinafter called the "Commission")

     (B) By Order dated October 13, 1998 (hereinafter called the "Order"), the Commission accepted said Consent Agreement and imposed certain conditions and obligations on CENTRAL.

     (C) On October 2, 1998, Central and plaintiffs representing a nationwide class of owners/operators of buildings containing Omega sprinklers entered into a parallel Settlement Agreement resolving the claims of the settlement class members against CENTRAL arising out of alleged defects in the Omega sprinklers, in the litigation styled Hart v. Central Sprinkler Corp., et al.



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Case No. BC17627, Los Angeles County, California Superior Court, ("Class Action
Settlement Agreement"). Such Class Action Settlement Agreement is subject to an approval process as defined by law. Said approval process has not been completed.

        (D) The Consent Agreement, the Order and the Class Action Settlement Agreement provide, inter alia for the creation of a trust, the Income and principal of which are required to be used for the purposes of providing reimbursement to owners of Omega sprinklers toward labor costs of removing and replacing those sprinklers, as set forth in said Consent Agreement, the Order and the Class Action Settlement Agreement.

        (E) In the event of any inconsistency between any term, provision or the intent of the final Class Action Settlement Agreement and/or any order relating thereto, on the one hand, and any term, provision or the intent of the Consent Agreement and/or the Order, on the other hand, the Consent Agreement and/or the Order shall control for all purposes under this Trust.

SECOND:       CREATION OF THE TRUST. CENTRAL hereby transfers and delivers to the Trustee the property lined on Schedule "A" attached hereto and CENTRAL shall make future contributions hereto in accordance with Appendix C of the Order.
The Trustee shall hold said property as provided in the Consent Agreement, the Order and the Class Action Settlement Agreement, as a trust estate, and shall invest and reinvest the same and shall distribute the net income (hereinafter called "Income") and principal as set forth in the following provisions:


                                        2

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        (A) During the term of this Trust, the Trustee shall distribute Income, and to the extent that Income is exhausted, principal, to those persons entitled thereto pursuant to the terms and conditions of the Consent Agreement, the Order and the Class Action Settlement Agreement, as certified, in writing, to the Trustee by CENTRAL's Board of Directors or the designee of CENTRAL's Board of Directors. The Trustee shall be entitled to rely upon the written certification of CENTRAL as to the persons entitled to distributions of the Income and principal of this Trust as being in full accord with the Consent Agreement, the Order and the Class Action Settlement Agreement.

        (B) Promptly upon receiving such written certification of CENTRAL as to the persons entitled to distributions of the Income and principal of this Trust, the Trustee shall forward a copy thereof by overnight delivery to the Staff. Unless the Trustee actually receives the Staff's objections to such written certification of CENTRAL within fourteen (14) calendar days of the Trustee's having dispatched the same to the Staff, the Trustee shall promptly make distribution of Income and/or principal in accordance with said written certification of CENTRAL, without any further liability on the part of the Trustee as to the proper persons to receive such distributions. In the event that the Trustee receives objections by the Staff to CENTRAL's written certification within said fourteen (14) day period, the Trustee shall not make any distribution pursuant to said written certification from CENTRAL until the Trustee receives instructions relative to the same by way of a final, non-appealable decision of the Commission.




                                       3
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THIRD:        TRUST POWERS AND ADMINISTRATIVE PROVISIONS

     (A) The Trustee shall have the following powers in addition to, and not as a modification of, all common law and statutory powers, all of which shall be exercised in a fiduciary capacity:

          (1) To hold and retain any of the property coming into the Trustee's possession hereunder. The Trustee shall not be obligated or permitted to accept any asset other than cash.

          (2) To invest in currency, bonds, notes, real estate, mortgages and other "Legal investments" as set forth in Section 7302 of the Probate, Estates and Fiduciaries Code (20 Pa. CSA Section 7302, et seq.) except that the Trustee shall not be authorized to invest in stocks as defined in Section 7310 of the said Pennsylvania Probate, Estates and Fiduciaries Code (20 Pa. CSA Section
7310) or real estate as defined in Section 7311 of the said Pennsylvania Probate, Estates and Fiduciaries Code (20 Pa. CSA Section 7311). In no event shall the Trustee be authorized or required to make any investment in any securities issued by either of the Settlors or any subsidiary of the Settlors.

          (3) To sell, at public or private sale, and to otherwise transfer or assign any property at any time included in the Trust, upon such terms and conditions as the Trustee shall deem wise.

          (4) To cause any security or other property of the Trust to be issued, held or registered in the name of a nominee or in such form that title will pass by delivery.

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          (5) To exercise any conversion privilege or subscription right of owners of any security in the Trust

          (6) To carry, at the expense of the Trust, insurance of such kinds and in such amounts necessary and appropriate to protect the Trust from any casualty or liability.

          (7) To defend litigation with respect to the Trust or any Trust property at the expense of the Trust. To the extent that such litigation is brought against the Trust as a result of any action on the part of the Trustee, the Trustee shall reimburse the Trust for all expenses incurred by the Trust in the defense of such litigation. Nothing set forth herein is intended to affect any liability that the Trustee may or may not have to the Trust arising out of the Trustee's actions or the Trustee's failure to act.

          (8) To allocate receipts and disbursements between principal or income.

          (9) With the consent of the Staff, to employ and confer with Schneider Downs and Company, C.P.A.'s, or such other organization selected by the Trustee, for the provision of clerical services in the preparation and distribution of proceeds checks to the intended beneficiaries of this Trust, and to pay the reasonable value of such services to Schneider Downs and Company, C.P.A.'s, or such other organization selected by the Trustee to perform such clerical services, in accordance with the fee schedule marked Exhibit "A" , attached hereto and made a part hereof.

          (10) To create reserves out of income, as the Trustee deems advisable, for the prompt payment of taxes and other obligations and to restore to Income the unused portion of such reserves.

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          (11) To resign by giving written notice of the Trustee's resignation to the Staff. Such resignation shall be effective on the date that the Trust assets are transferred to the successor trustee. Upon the tender of such resignation, it shall be the obligation and privilege of the Staff to select a successor trustee or trustees to serve hereunder. In case of the merger or consolidation of the Trustee, the resultant company shall become successor Trustee hereunder after notice to the Staff and CENTRAL.

          (B) At any time, the Staff shall have the right to remove the Trustee for cause or for no cause at all. Such removal shall be effective upon the Trustee having received written notice of its termination. Upon issuing notice of removal to the Trustee, the Staff shall have the obligation and privilege to select a successor Trustee or Trustees to serve hereunder. Nothing set forth herein shall impair the right of the Trustee to make claims to the successor trustee (with copy to the Staff) for all fees the Trustee reasonably feels to be due to it as having been earned up to the date of termination. Further, the successor trustee shall immediately reimburse the Trustee for all expenses for which it is obligated to Schneider Downs and Company CPA's, or to the other organization chosen by the Trustee to perform the clerical services referenced above, up and to the effective date of the Trustee's termination as Trustee hereunder.

          (C) The Trustee shall be exempt from giving any bond or other security in any jurisdiction.

          (D) The Trustee shall be entitled to receive any compensation for its services hereunder in accordance with the schedule attached hereto as Exhibit "B." Such compensation shall be charged wholly against Income. To the extent that the Income is insufficient to pay the compensation due to the Trustee, the Trustee is authorized, in the Trustee's sole discretion, to invade principal to satisfy the Trust's fee obligations to the Trustee. In no event shall CENTRAL be responsible for paying my compensation to the Trustee.

FOURTH:    SPENDTHRIFT CLAUSE. The right of any beneficiary hereunder shall not be subject to assignment, alienation, pledge, attachment or claims of creditors until after payment has actually been made by the Trustee as herein provided.

FIFTH:     TERM. This Trust shall terminate as provided in the Consent Agreement and the Order. Upon termination of this Trust, all Income and principal then remaining in the Trust Estate shall be distributed in accordance with the final distribution plan created pursuant to Appendix C of the Order. The Trustee shall have no discretion in the distribution of Income or principal from the Trust but, rather, shall act only as set forth in Article SECOND (A) and (B) of this Trust.

SIXTH:     IRREVOCABILITY.

        (A) CENTRAL acknowledges that it understands the nature of an irrevocable trust and specifically renounces all rights of amendment or revocation with respect to this Deed of Trust.

        (B) CENTRAL may only add cash hereto.

                                       7
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SEVENTH:  GOVERNING LAW. This Agreement has been delivered to and accepted by the Trustee in the Commonwealth of Pennsylvania and shall be governed in all respects by the laws of said Commonwealth, without regard to its conflicts of laws provisions.

EIGHTH:   REPORTS.
          (A) The Trustee shall furnish to CENTRAL and to the Staff monthly statements of Income, principal, investments and disbursements.

          (B) The Trustee shall timely file or shall deliver to CENTRAL such documents and other information as CENTRAL may reasonably require in order to permit it to timely file such income tax and other returns and statements as are reasonably required for CENTRAL to comply with applicable provisions of the Internal Revenue Code and of any applicable federal or state tax law or regulation promulgated thereunder.

NINTH     SEVERABILITY. In any provision of this Trust is held to be illegal, invalid or unenforceable, under present or future laws effective during the term of this Trust, such provision shall be fully severable. Such determination shall in no way limit or affect the enforceability and operative effect of any and all other provisions of this Trust unless the severance of such illegal, invalid or unenforceable provision would, in the sole and absolute discretion of the Staff, cause the purposes of this Trust to fail. In the event that the Staff so determines that the severance of an illegal, invalid or unenforceable provision would operate to cause the purposes of this Trust to fail, the Staff, in its sole discretion, shall devise an alternative means by which the funds payable under Appendix C of the Order will be distributed to the Trust beneficiaries.

TENTH:    NOTICES. Any notices or communications required or permitted hereunder shall be in writing and delivered by telex or telecopy pursuant to the instructions listed below, or mailed by registered or certified mail, return receipt requested, postage prepaid, addressed as follows, or to such other address or addresses as may hereafter be furnished by the parties listed below to each other in compliance with the terms hereof:


To the Trustee:         Mellon Bank, N.A.
                        ATTN: Mr. Erich C. Smith
                        One Mellon Bank Center, Suite 3810
                        Pittsburgh, PA 15258-0001

                        Telephone: (412) 234-5033
                        Fax: (412) 234-0112


To CENTRAL:             Central Sprinkler Corp.
                        ATTN: Mr. E. Talbot Briddell
                        451 North Cannon Avenue
                        Lansdale, PA 19446

                        Telephone: (215) 362-0700
                        Fax: (215) 365-5385

With copy to:           Morgan, Lewis & Bockius, LLP
                        ATTN: J. Gordon Cooney, Jr., Esquire
                        2000 One Logaqn Square
                        Philadelphia, PA 19103-6993

                        Telephone: (215) 963-5000
                        Fax: (215) 963-5299

To the Commission:      U.S. Consumer Product Safety Commission
                        ATTN. Eric L Stone, Esquire
                        Office Of Compliance/Legal Division
                        Washington, DC 20207-0001

                        Telephone: (301) 504-0626 Ext. 1350
                        Fax: (301) 504-0359

All such notices and communications shall be effective when delivered at the designated addresses or when the telex/telecopy communications received at the designated addresses are confirmed by the recipient by return telex or telecopy in conformity with the provisions hereof.

ELEVENTH:     ENTIRE AGREEMENT. The entire agreement of the parties relating to the subject matter of this Trust is contained herein, and this Trust supersedes any prior oral or written agreements between CENTRAL and the Trustee concerning the subject matter hereof. No failure to exercise or delay in exercising any right, power or privilege hereunder shall operate as a waiver hereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any further exercise thereof, nor shall single or partial exercise of any right, power or privilege hereunder preclude any further exercise thereof or of any other right, power or privilege.

  TWELFTH:    HEADINGS. The headings used in this Trust as inserted for
convenience only and neither constitute a portion of this Trust nor in any manner affect the construction of the provisions of this Trust.

                                       10
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THIRTEENTH: COUNTERPARTS. This Trust may be executed in any number of counterparts, each of which shall constitute an original, but such counterparts shall together constitute but one and the same instrument.

        IN WITNESS WHEREOF, the parties have executed this Trust the day and year first above written.


ATTEST:                            CENTRAL SPRINKLER CORP.


By                                 By  XXXXXXXXXXXXXXXXX
  ----------------------------        ---------------------------

Title                              Title Chief Executive Officer
     -------------------------           ------------------------

ATTEST:                            CENTRAL SPRINKLER CORP.


By                                 By    Richard P. O'Leary
  ----------------------------       ----------------------------

Title                              Title Chief Operating Officer
     -------------------------           ------------------------


ATTEST:                            TRUSTEE:
                                   MELlON BANK, N.A.


By                                 By  XXXXXXXXXXXXXXXXXXX
  ----------------------------       ----------------------------

Title  Trust Officer               Title  Vice President
     -------------------------       -------------------------

                                       11

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                                  EXHIBIT "A"



The fee schedule for the clerical services for the preparation and distribution of the proceeds checks by Schneider Downs & Co., Inc., is as follows:



                 * $60 per hour for the initial two-years, and

                 * $65 per hour for the following two years.



Any related out-of-pocket costs shall be in addition to the above hourly rates.




If any other organization is chosen to perform these clerical services, this schedule may be renegotiated as necessary.

                                   EXHIBIT "B"


The Trustee shall be entitled to receive annual compensation for its services in accordance with its schedule in effect when the services are performed. Currently the fee schedule for fixed-income accounts is as follows but the Trustee reserves the right to change this schedule at any time.

Annual asset-based fee is determined by the following market value schedule:


                o  0.65% of market value on the first $2 million,
                o  0.55% of market value an the next $3 million, and
                o  0.45% of market value on the balance.


Minimum annual fee: $13,000.




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                                   SCHEDULE A
                                       TO
                           IRREVOCABLE DEED OF TRUST

         (Initial Property to be Transferred into the Trust by CENTRAL)

        $2,200,000 (Two Million, Two Hundred Thousand Dollars), the initial contribution by CENTRAL to the Trust pursuant to Appendix C, Paragraph la, of the United States Consumer Product Safety Commission Order dated October 13, 1998.








ACCEPTED AND APPROVED:                      ACCEPTED AND APPROVED:


    XXXXXXXXXXXX                                XXXXXXXXXXXXXXX
---------------------------                 -----------------------------
Central Sprinkler Co. and                   Mellon Bank, N.A., Trustee
Central Sprinkler Corp.